Exhibit 10.14
SIXTH AMENDMENT
TO THE
FOREST CITY ENTERPRISES, INC.
DEFERRED COMPENSATION PLAN
FOR NONEMPLOYEE DIRECTORS
     Forest City Enterprises, Inc. hereby adopts this Sixth Amendment to the Forest City Enterprises, Inc. Deferred Compensation Plan for Nonemployee Directors, which was adopted effective January 1, 1999 (the “Plan”). Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
     Effective upon the adoption of this Sixth Amendment to the Plan, Article II, Section 4(i) of the Plan is hereby amended to read in its entirety as follows:
     “(i) Such Account will be credited with gains, losses, interest and other earnings based on investment directions made by the Participant, in accordance with investment deferral crediting options and procedures established by the Committee, which shall include procedures for prospective investment directions with respect to Fees that are to be deferred under the Plan. The Committee may change the investment deferral crediting options and procedures from time to time; provided that the Committee’s right to change such options and procedures shall be limited to the extent necessary to ensure that amounts deferred under the Plan are not subject to Internal Revenue Code Section 409A. Unless otherwise specified by the Committee, the investments in which a Participant’s Account may be deemed invested are (a) an interest bearing obligation specified by the Committee from time to time and (b) Class A Common Shares. Participants shall be permitted to reallocate the deemed investment of their Accounts between such deemed investment options only as and to the extent determined by the Committee. Any dividends deemed payable with respect to Class A Common Shares that are deemed credited to a Participant’s Account shall be credited to the Participant’s Account and shall be deemed reinvested in Class A Common Shares.”
     EXECUTED at Cleveland, Ohio, this 17th day of December, 2009.

FOREST CITY ENTERPRISES, INC.
By:	/s/ Andrew J. Passen
	Title:	Executive Vice President of Human Resources